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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

                          ANNUAL REPORT ON FORM 10-K
                          --------------------------

The undersigned director of Baxter International Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission its annual report on Form 10-K for year ended December 31, 1996, pursuant to the Securities Exchange Act of 1934, as approved by the Company's principal executive and financial officers and controller, hereby appoints Vernon R. Loucks Jr. for him [her] and in his [her] name as a director to be his [her] lawful attorney-in-fact, with full power (i) to sign and file with the Securities and Exchange Commission the proposed report and (ii) to perform every other act which said attorney-in-fact may deem necessary or proper in connection with such report.

Dated as of: March 17, 1997

                                       /s/ Walter E. Boomer
                                       /s/ Pei-yuan Chia
                                       /s/ John W. Colloton
                                       /s/ Susan Crown
                                       /s/ Mary Johnston Evans
                                       /s/ Frank R. Frame
                                       /s/ Martha R. Ingram
                                       /s/ Harry M. Jansen Kraemer, Jr.
                                       /s/ Arnold J. Levine
                                       /s/ Georges C. St. Laurent, Jr.
                                       /s/ Monroe E. Trout, M.D.
                                       /s/ Reed V. Tuckson, M.D.
                                       /s/ Fred L. Turner